Exhibit 10.120

EXECUTIVE TRANSITION AND SEPARATION AGREEMENT AND GENERAL RELEASE

This Executive Transition and Separation Agreement and General Release ("Agreement") is by and among Rennova Health, Inc. and Medytox Solutions, Inc. (collectively, the "Company"), and Jason P. Adams ("Executive"), and will become effective upon the 8th day after execution by the Executive, if not revoked, as set forth in Section 12 below.

WHEREAS, the parties have mutually agreed that Executive's employment by the Company as Chief Financial Officer has been, or will be terminated effective September 30, 2016 ("Separation Date"); and

WHEREAS, the Executive desires to release all claims and causes of action, if any, Executive may have arising from or relating to Executive's employment or service or termination from Company or otherwise; and

WHEREAS, the Executive and the Company desire to establish their respective rights and obligations now and for the future;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which both parties acknowledge, the parties mutually agree as follows:

1.       Separation of Employment. Executive's employment with Company has, or will terminate effective September 30, 2016, through mutual agreement of the parties. This Agreement extinguishes all rights, if any, which Executive may have, and obligations, if any, which Company may have, contractual or otherwise, relating to the employment or termination of employment of Executive with Company, expressly those termination and severance provisions in Section 4 of the Employment Agreement between Company and Executive, dated September 9, 2015 (the "Employment Agreement"); provided, that, the post-termination obligations set forth in Section 4(e), Section 5 (confidentiality/non-disclosure), Section 6 (Intellectual Property Rights), and Section 7 (Restrictive Covenants), shall remain in full force and effect despite Executive's termination of employment, for the durations expressly stated therein and as otherwise specified in this Agreement. Executive acknowledges and agrees that the Company has paid all wages and any other compensation payable for all work performed by Executive, including but not limited to all salary payments, bonuses, incentive compensation, and reimbursement for business expenses, if any, in connection with Executive’s employment with the Company.

2.       Transition and Consulting Fees. Commencing on or about October 1, 2016, the Company will transition the duties and responsibilities relating to the Company's financial affairs from Executive. Executive agrees to assist in facilitating the transition of financial responsibilities, and to further remain available as a consultant to Company for a period of three (3) months, to ensure a complete transition of operations, including as to the Company's database and software for which Executive has been engaged to oversee. Executive shall further be available if required by the Company's financial department or auditors to assist in responding to inquiries during that period of time. Executive's assistance as a consultant shall be on an "as needed" basis, through and including December 31, 2016. If Executive remains cooperative and successfully assists in the orderly transition of Executive's responsibilities, Company will pay Executive a consulting fee in the gross amount of $8,000.00 per month, through December 31, 2016, which payments shall be paid in three monthly installments commencing after the effective date of this Agreement, but in no event commencing more than 60 days after Executive's separation from service as an employee. Executive understands and agrees that any additional tax consequences and/or liability, if any, arising from Executive's receipt of consulting fees under the terms of this Agreement shall be Executive's sole responsibility, and Executive shall hold Company harmless and indemnify Company as to any such liability, if any.

3.       Full and Adequate Consideration. Executive acknowledges and agrees that the benefits provided for in this Agreement shall constitute full and adequate consideration that Executive would not otherwise be entitled but for the promises and obligations set forth in this Agreement, including Executive's waiver and general release of claims against Company and agreement to cooperate during the transitional period. Contingent upon Executive's compliance with all of the provisions of this Agreement, Executive shall receive the following benefits as consideration:

(a)       Stock Options. Upon the effectiveness of this Agreement, the Company shall issue to Executive a total of 83,333 shares of common stock, par value $.01 per share (the "Common Stock"), pursuant to a grant under the 2007 Incentive Award Plan, which shall be evidenced by a separate grant agreement in substantially the form attached (the "Grant Agreement"). The shares of Common Stock shall be valued at $.30 per share.

(b)       Continuation of Health Insurance Benefits. If the Executive currently maintains health insurance benefits through the Company's health insurance carrier, Company shall continue to maintain this coverage (as is) through November 30, 2016, including payment of 100% of the premiums for family dependent coverage Executive may thereafter elect, at Executive's option and own expense, to continue health insurance benefits through COBRA, to the extent Executive is eligible under the terms of the federal or state “COBRA” law, as may be applicable.

4.       Covenant Not to Sue. By entering into this Agreement, Executive does not waive Executive's right to file a complaint or charge with the Equal Employment Opportunity Commission or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer any law, rule, or regulation. Further, nothing in this Agreement shall be construed to prohibit Executive from: (i) reporting possible violations of any law, rule or regulation to any governmental agency or entity charged with enforcement of any law, rule or regulation, or (ii) making other disclosures that are protected under the whistleblower provisions of any law, rule or regulation. Notwithstanding the foregoing, Executive expressly waives Executive’s right to recover damages and to be awarded equitable and/or injunctive relief against the Company or each or any of the Released Parties (defined in Section 5) in connection with any administrative or court action, and whether brought by Executive or on Executive’s behalf, related in any way to the matters released herein. However, Executive does not waive any right Executive may have to recover a bounty or reward from the Securities and Exchange Commission in connection with the disclosure of information to the Commission.

5.       Full and General Release. Executive knowingly and voluntarily agrees to waive, settle, release and discharge the Company and all of its present or former subsidiaries and affiliates, parent or related entities, including but not limited to Rennova Health, Inc., Medytox Solutions, Inc., and all of their respective affiliates, predecessors, successors, limited partners, general partners, operating divisions, joint ventures and all related entities thereof, as well as their respective directors, officers, Executives, agents, attorneys, shareholders, managers, members and executive benefit plans and their fiduciaries and administrators (collectively the "Released Parties"), from any and all claims, demands, damages (compensatory or punitive), actions or causes of action, whether in tort or contract, at law or in equity, for intentional conduct, negligence, or in strict liability, including any claims for wages, salary, conditions, benefits, incentives, expenses, costs, attorneys fees, damages, compensation or remuneration which Executive has against any of them arising out of or relating to Executive's employment with the Company or the termination or any other change of status of Executive's employment with the Company, or otherwise, including but not limited to claims under the following statutes: the Age Discrimination in Employment Act ("ADEA"); the Older Workers Benefit Protection Act ("OWBPA"); Title VII of the Civil Rights Act of 1964, as amended 1991, 42 U.S.C. § 1981; the Americans with Disabilities Act ("ADA"); the Executive Retirement Income Security Act ("ERISA"); the Consolidated Omnibus Budget Reconciliation Act ("COBRA"); the Occupational Safety and Health Act ("OSHA"); the Fair Labor Standards Act ("FLSA"); the Family and Medical Leave Act ("FMLA"); the Equal Pay Act ("EPA"); the Worker Adjustment and Retraining Notification Act ("WARN"); the Immigration Reform and Control Act ("IRCA"); the Sarbanes-Oxley Act; the Federal False Claims Act; the Internal Revenue Code; the National Labor Relations Act; and any and all other local, state and/or federal human or civil rights, wage-hour, pension or labor laws, rules, regulations and/or ordinances which relate to employment, discrimination, retaliation, or payment of wages or other compensation or otherwise.

6.       Binding Release. This Agreement is binding on the parties hereto and their respective successors, heirs, administrators, executors and assigns. The rights and benefits of Executive under this Agreement being personal to the Executive, they may not be assigned by Executive without the prior written consent of Company. However, Executive expressly acknowledges and agrees that the provisions of this Agreement, and any and all terms which are expressly incorporated herein, are enforceable against Executive by the Company's successors and/or assigns, expressly including the post-termination obligations set forth in Section 4(e), Section 5 (confidentiality/non-disclosure), Section 6 (Intellectual Property Rights), and Section 7 (Restrictive Covenants) of the Employment Agreement.

7.       Non-Admission of Liability. By entering into this Agreement, neither Executive nor any Released Party admits any liability or wrongdoing.

8.       Non-Interference with Executive's Agency Rights. Executive understands that the terms of this Agreement, including the provisions regarding waiver and release, cooperation, and any and all confidentiality/non-disclosure covenants expressly incorporated herein, are not intended to interfere with or waive any right (if any such right otherwise existed) to file a charge, cooperate, testify or participate in an investigation with any appropriate federal or state governmental agency, including the ability to communicate with such agency. Executive understands that nothing contained in this Agreement limits Executive's ability to file a charge or complaint with the EEOC, the NLRB, OSHA, the SEC or any other federal, state, or local government agency or commission ("Government Agencies"). Executive further understands that this Agreement does not limit Executive's ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit Executive's right to receive an award for information provided to any Government Agencies.

9.       Entire Understanding. This Agreement and the Grant Agreement constitute the sole and entire agreement of the parties with respect to the subject matter hereof, and supersede any prior or contemporaneous understandings or agreements between the parties, whether oral or written, on such subject matter, except as expressly provided herein; provided, that, the provisions of the Employment Agreement, expressly including the post-termination obligations set forth in Section 4(e), Section 5 (confidentiality/non-disclosure), Section 6 (Intellectual Property Rights), and Section 7 (Restrictive Covenants), shall remain in full force and effect despite Executive's termination of employment, for the durations expressly stated therein and as otherwise specified in this Agreement.

10.       Agreement Voluntary. Executive acknowledges and agrees that Executive has carefully read this Agreement and understands that, except as expressly reserved herein, it is a release of all claims, known and unknown, past or present. Executive warrants that Executive is fully competent to execute this Agreement which Executive understands to be contractual. Executive further acknowledges that Executive executes this Agreement of Executive's own free will, after having a reasonable period of time to review, study and deliberate regarding its meaning and effect, and after being advised in writing to consult an attorney, and without reliance on any representation of any kind or character not expressly set forth herein. Further, Executive executes this Agreement fully knowing its effect and voluntarily for the consideration described herein.

11.       Miscellaneous Provisions. This Agreement shall be governed by the laws of the State of Florida, without regard to conflict of law principles, and any action or dispute between the parties to enforce the terms of this Agreement shall be heard by a JUDGE, NOT A JURY, and the prevailing party shall be entitled to reasonable attorneys fees and costs in connection with such action or dispute. The Parties agree that the venue for any claims or disputes concerning, relating to, or arising out of this Agreement shall be in state court in Palm Beach County Florida. This Agreement shall not be modified unless beforehand in writing, signed by all parties. Any waiver of any part of this Agreement shall not be a waiver of any other part of the whole, nor shall any waiver of a breach of this Agreement in whole or in part constitute a waiver of any other or succeeding breach. In case any one or more of the provisions in this Agreement, or a portion thereof, shall be held to be invalid, illegal or unenforceable for any reason, the invalidity, illegality or unenforceability of any provisions or portions shall not affect any other provision or portion hereof; this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion had never been contained in this Agreement. A court is authorized to modify this Agreement, but only to the extent necessary to make the Agreement enforceable.

12.       Effective Date. Executive acknowledges and agrees that Executive: (i) is receiving, pursuant to this Agreement, consideration in addition to anything of value to which Executive is already entitled (ii) does not, by the terms of this Agreement, waive claims or rights that may arise after the date Executive executes this Agreement; (iii) has the right to review this Agreement for up to twenty-one (21) days; (iv) has been advised in writing to consult with counsel of Executive's own choosing regarding the terms of this Agreement prior to executing this Agreement, and has so availed of the opportunity for consultation with counsel to the full extent Executive desires; (v) if Executive executes this Agreement, has seven (7) days following the execution of this Agreement to revoke this Agreement (any such revocation will not be effective unless it is in writing and is received by and no later than the close of business on the seventh day after execution) and (vi) this Agreement shall not become effective or enforceable until the revocation period has expired. Executive acknowledges and agrees that any modifications, material or otherwise, made to this Agreement after it is initially provided to Executive do not restart the running of the consideration period.

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IN WITNESS WHEREOF, the parties freely and voluntarily execute this Agreement as follows:

RENNOVA HEALTH, INC.

By: /s/ Seamus Lagan
Print Name: Seamus Lagan
Title: CEO
Date of signature: 9/28/16

MEDYTOX SOLUTIONS, INC.	JASON P. ADAMS

By: /s/ Seamus Lagan	/s/ Jason P. Adams
Print Name: Seamus Lagan	Print Name: Jason P. Adams
Title: CEO	Date of signature: 9/28/16
Date of signature: 9/28/16

RENNOVA HEALTH, INC.

2007 INCENTIVE AWARD PLAN

GRANT AGREEMENT

THIS GRANT AGREEMENT (this “Agreement”), is made and effective as of this ____ day of _________, 2016 (the “Grant Date”), by and between Rennova Health, Inc., a Delaware corporation (“Rennova”), and _________________ (the “Participant”).

W I T N E S S E T H:

WHEREAS, Rennova is desirous of increasing the incentive of the Participant whose contributions are important to the continued success of Rennova;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, Rennova hereby grants the Participant an award pursuant to the Rennova Health, Inc. 2007 Incentive Award Plan (the “Plan”) subject to the terms and conditions below. Capitalized terms not defined herein shall have the meaning ascribed thereto in the Plan.

1.            GRANT OF RESTRICTED STOCK

Pursuant to the provisions of the Plan, the Committee hereby awards to the Participant _______ shares of common stock subject to the terms and conditions of the Plan and the terms and conditions set forth herein.

2.            VESTING

Subject to Section 4 hereof, the common stock shall become vested upon the Grant Date (the "Vesting Date"). There shall be no proportionate or partial vesting in the period between Grant Date and the Vesting Date.

3.            TRANSFER AND SHAREHOLDER RIGHTS

(a)       Transfer. Participant shall not sell, negotiate, transfer, pledge, hypothecate, assign or otherwise dispose of the common stock until the applicable restricted period has lapsed.

(b)       Shareholder Rights. Until the expiration of the applicable restricted period, (i) the common stock shall be treated as outstanding, (ii) unless otherwise provided in the Plan or herein, the Participant holding shares of common stock may exercise full rights with respect to such shares, and (iii) the Participant holding shares of common stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. In the discretion of the Committee, dividends or other distributions with respect to common stock may be (a) be subject to the same restrictions on transferability and forfeitability as the shares of common stock with respect to which they were paid, and (b) placed in escrow until the expiration of applicable restrictions.

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4.            TERMINATION OF EMPLOYMENT

Upon the Participant’s termination of employment and other service with the Company for any reason, the unvested portion of the common stock as of the time of such termination shall be immediately forfeited to Rennova and the Participant shall have no rights whatsoever with respect to such forfeited common stock.

5.            MISCELLANEOUS

(a)       Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance, and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by, and construed in accordance with the laws of the State of Delaware, without application to the principles of conflict of laws.

(b)       Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

(c)       Withholding. In connection with the common stock, the Participant agrees (a) to pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local, domestic or foreign taxes of any kind required by law to be withheld in connection with the common stock and (b) that the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Participant.

(d)       No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

(e)       Entire Agreement; Amendments. This Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. Unless otherwise provided in the Plan or herein, this Agreement may not be amended, supplemented, or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement, or modification is sought.

(f)       No Rights to Continued Employment. Not Compensation for Certain Purposes. Nothing contained herein shall give the Participant the right to be retained in the employment or service of the Company or any of its subsidiaries or affiliates or affect the right of any such employer to terminate the Participant. Any payment or benefit paid to the Participant with respect to this award shall not be considered to be part of the Participant’s salary or compensation and thus, shall not be taken into account for purposes of determining the Participant’s termination indemnity, severance pay, retirement or pension payment, or any other employee benefits, except to the extent required under applicable law.

(g)       Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

RENNOVA HEALTH, INC.:

By:______________________________
Name:____________________________
Title:_____________________________

PARTICIPANT:

Name:____________________________
Address:__________________________
__________________________

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